UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2026

Alamo Group Inc.
(Exact name of registrant as specified in its charter)

State of Delaware	0-21220	74-1621248
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1627 E. Walnut, Seguin, Texas	78155
(Address of Registrant’s principal executive offices)	(Zip Code)

(830) 379-1480
Registrant's telephone number, including area code:

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.10 per share	ALG	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of
1934 (§240.12b-2 of this chapter).Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 5, 2026, Greg Lucas, 50, accepted an offer of employment with Alamo Group Inc. (the “Company”) for the role of Vice President, Corporate Controller and Chief Accounting Officer. Mr. Lucas is anticipated to begin his employment with the Company on or before August 10, 2026. Mr. Lucas will serve as the Company’s principal accounting officer (“PAO”) in his role, replacing Agnes Kamps as PAO. Ms. Kamps will continue in her role as Executive Vice President and Chief Financial Officer of the Company and principal financial officer of the Company.

Mr. Lucas most recently served as Vice President, Chief Accounting Officer and Chief Financial Officer of Thermon Group, where Mr. Lucas has been employed since 2020, first as Corporate Controller and then as interim Chief Financial Officer before serving in his most recent role. Thermon Group was one of the largest providers of highly engineered industrial process heating solutions for process industries before recently being acquired by CECO Environmental Corp. Mr. Lucas served as Assistant Corporate Controller at BNSF Railway from 2019 to 2020, and as Controller, Americas Region with Intertek from 2017 to 2019. Mr. Lucas has also held roles with Air Liquide, Technology Partners International, Inc., and KPMG, LLP. Mr. Lucas holds a Bachelor of Business Administration, Accounting and Economics from East Texas Baptist University and a MBA from Texas A&M University.

Mr. Lucas will receive an annual base salary of $335,000.00. Mr. Lucas will be eligible to participate in the Company’s Executive Incentive Plan at the 40% level, pro-rated for 2026, with the amount of the payouts currently ranging from 0% to 200% of target based on performance. Mr. Lucas is expected to receive initial restricted stock awards with an aggregate grant-date value equivalent to $200,000.00 that will be prorated for 2026 based on Mr. Lucas’s actual start date of employment. In 2027, Mr. Lucas is expected to receive equity awards with aggregate grant-date value equivalent to $200,000.00 in the form of a 50/50 split of performance share units and restricted stock awards. Mr. Lucas will enter into a change in control agreement with the Company in the form generally applicable to executive officers of the Company, as filed as an exhibit to the Company’s most recent Annual Report on Form 10-K. Mr. Lucas will also be eligible to participate in benefit plans generally offered to the Company’s executive officers, including a 401(k) plan and medical, dental, disability, life and dependent life insurance coverage. Mr. Lucas’s employment with the Company is contingent upon passing the Company’s usual pre-employment screenings.

The Company is not aware of any related party transactions between Mr. Lucas, on the one hand, and the Company, on the other hand, subject to disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits
Exhibit 104 – Cover Page Interactive Data File - Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 8, 2026	By: /s/ Andrew Sefzik
Andrew Sefzik,
Vice President, General Counsel & Secretary